JLS	J L Stephan Co PC Certified Public Accountants	Jerry L. Stephan, CPA John P. Morse, CPA
Marty Szasz, CPA David Skibowski, Jr., CPA

Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

                 We consent to the incorporation by reference in this Annual Statement of The Tracker Corporation of America on Form 10-KSB of our report dated August 8, 2003 for the Year Ended March 31, 2003.

/s/ J.L. Stephan Co., P.C.

J.L. Stephan Co., P.C.

Traverse City, Michigan

October 13, 2003

862 East Eighth Street * Traverse City, MI  49686
(231) 941-7600     *     E-mail jstephan@jlspc.com     *     Primary Fax (231) 941-1996     *     Alternate Fax (231) 929-3350